UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2008

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2008, CKE Restaurants, Inc. ("Company") entered into an amendment to the Company’s existing senior credit facility to increase the applicable leverage ratio that the Company shall not permit to be exceeded at any time during each of the fiscal quarters of fiscal years 2009 through 2012. For purposes of the credit facility, "leverage ratio" means the ratio of (a) consolidated total debt of the Company and its subsidiaries to (b) the consolidated adjusted EBITDA of the Company and its subsidiaries for the four consecutive fiscal quarters most recently ended on or prior to such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Third Amendment to Seventh Amended and Restated Credit Agreement, dated as of March 7, 2008, by and among CKE Restaurants, Inc., BNP Paribas, a bank organized under the laws of France acting through its Chicago branch, as Administrative Agent, and the subsidiaries of CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

March 13, 2008	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Seventh Amended and Restated Credit Agreement, dated as of March 7, 2008, by and among CKE Restaurants, Inc., BNP Paribas, a bank organized under the laws of France acting through its Chicago branch, as Administrative Agent, and the subsidiaries of CKE Restaurants, Inc.